Ex.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the Trust for Professional Managers, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for Professional Managers for the period ended February 28, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for Professional Managers for the stated period.

/s/ Joe Neuberger
Joe Neuberger President and Treasurer, Trust for Professional Managers

Dated:	April 25, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Trust for Professional Managers for purposes of the Securities Exchange Act of 1934.